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                                                                    EXHIBIT 99.1

[Waxman Industries Letterhead]
                                                                    NEWS RELEASE


                        WAXMAN INDUSTRIES, INC. ANNOUNCES
           COURT CONFIRMATION OF ITS COMPREHENSIVE RESTRUCTURING PLAN

            REORGANIZATION PLAN TO BE EFFECTIVE ON NOVEMBER 16, 2000
            --------------------------------------------------------

Bedford Heights, Ohio -- November 15, 2000 - Waxman Industries, Inc. (OTCBB -WAXX), a holding company for businesses supplying specialty plumbing and other products to the U.S. repair and remodeling market, reported that its comprehensive Joint Plan of Reorganization, which the Company filed with the United States Bankruptcy Court on October 2, 2000, was confirmed by the Court on November 14, 2000. The Company's direct and indirect operating subsidiaries, which have their own credit facility, were not a part of the filing and have operated under normal business conditions during this period.

The Joint Plan was developed over the past year with a committee of the Company's Deferred Coupon Note holders, the only impaired creditors. The Joint Plan received the approval of the holders of approximately 97% of the Deferred Coupon Notes. Under the Joint Plan, which will become effective on November 16, 2000, the Company will distribute approximately $39 million through its Waxman USA subsidiary, in full settlement of the Deferred Coupon Notes. On September 29, 2000, the Company received $92.5 million in proceeds from the sale of 7,025,807 shares of Barnett Inc., which it utilized to retire all of Waxman USA's $36 million in Senior Notes, reduce its bank facility by $10 million, paying or reserving for payment $1.3 million in taxes and $6 million in interest due its Deferred Coupon Note holders, with the remaining $39 million being placed in a segregated account for the satisfaction of the Deferred Coupon Notes under the Joint Plan.

"We are very pleased to announce the conclusion of the Company's comprehensive financial restructuring plan that eliminated all of the $35.9 million of Senior Notes, $92.8 million of Deferred Coupon Notes and reduced the Company's working capital debt to approximately $10 million. We are optimistic that these actions will translate into new business opportunities and restore the confidence of our business partners and employees in the future of the Company" said Armond Waxman, President and Co-Chief Executive Officer.

Waxman Industries, Inc. is a leading supplier of specialty plumbing and other products to the repair and remodeling market in the United States. Through its wholly-owned subsidiaries, Consumer Products, Medal of Pennsylvania, Inc., WAMI Sales and its Orient Group, TWI and CWI, the Company

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distributes its products to a wide variety of large national and regional retailers, other independent retailers and wholesalers in the United States.


CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements on this Press Release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on the beliefs of the Company and its management. When used in this document, the words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "should," and similar expressions are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, risks associated with currently unforeseen competitive pressures and risks affecting the Company's industry, such as decreased consumer spending, customer concentration issues and the effects of general economic conditions. In addition, the Company's business, operations and financial condition are subject to the risks, uncertainties and assumptions which are described in the Company's reports and statements filed from time to time with the Securities and Exchange Commission. Should one or more of those risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein.



                           FOR INFORMATION, CONTACT:
                    Waxman Industries, Inc.: (440) 439-1830
                    ---------------------------------------
                            Armond Waxman, President
                                Mark Wester, CFO